Exhibit 3.1

APOLLO REALTY INCOME SOLUTIONS, INC.

SECOND ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: Apollo Realty Income Solutions, Inc., a Maryland corporation (the “Corporation”), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

INCORPORATOR

Tae Ho Cho, whose address is c/o Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10019, being at least 18 years of age, formed a corporation under the general laws of the State of Maryland on September 8, 2021.

ARTICLE II

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

Apollo Realty Income Solutions, Inc.

ARTICLE III

PURPOSES AND POWERS

The purposes for which the Corporation is formed are to engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202. The resident agent is a Maryland corporation.

ARTICLE V

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Acquisition Expenses. The term “Acquisition Expenses” shall mean any and all expenses, exclusive of Acquisition Fees, incurred by the Corporation, the Advisor or any Affiliate of either in connection with the selection and acquisition of any assets, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums and miscellaneous expenses.

Acquisition Fee. The term “Acquisition Fee” shall mean any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Corporation or the Advisor) in connection with making or investing in Mortgages or Real Estate-Related Securities or the purchase, development or construction of a Property, including real estate commissions, selection fees, Development Fees, Construction Fees, nonrecurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of a project.

Advisor. The term “Advisor” shall mean the Person responsible for directing or performing the day-to-day business affairs of the Corporation, including any Person to whom the Advisor subcontracts all or substantially all of such functions.

Advisory Agreement. The term “Advisory Agreement” shall mean the agreement between the Corporation and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Corporation.

Affiliate. The term “Affiliate” shall mean, with respect to any Person, (a) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person, (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with such other Person, including any partnership in which such Person is a general partner, (d) any executive officer, director, trustee or general partner of such other Person and (e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding Shares, or such other percentage determined by the Board of Directors in accordance with Section 7.1.8 of the Charter.

Asset. The term “Asset” of the Corporation shall mean any Property, Mortgage, Real Estate-Related Security or other asset owned by the Corporation, directly or indirectly through one or more of its Affiliates.

Average Invested Assets. The term “Average Invested Assets” shall mean, for a specified period, the average of the aggregate book value of the assets of the Corporation invested, directly or indirectly, in equity interests in and loans secured by real estate, including all Properties, Mortgages and Real Estate-Related Securities and consolidated and unconsolidated Joint Ventures or other partnerships, before deducting depreciation, amortization, impairments, bad debt reserves or other non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Bidder. The term “Bidder” shall have the meaning as provided in Section 12.7(a) herein.

Board or Board of Directors. The term “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws. The term “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 7.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and must not be a private foundation within the meaning of Section 509 of the Code, and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charitable Trust. The term “Charitable Trust” shall mean any trust provided for in Section 7.2.1.

Charitable Trustee. The term “Charitable Trustee” shall mean the Person unaffiliated with the Corporation and a Prohibited Owner, that is appointed by the Corporation to serve as Trustee of the Charitable Trust.

Charter. The term “Charter” shall mean the charter of the Corporation.

Class A-I Common Shares. The term “Class A-I Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class A-I NAV Per Share. The term “Class A-I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class A-I Common Shares, determined as described in the Corporation’s most recent Prospectus for an Offering of Class A-I Common Shares (or, if the Corporation is not then engaged in an Offering of Class A-I Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class A-I Common Shares.

Class A-II Common Shares. The term “Class A-II Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class A-II NAV Per Share. The term “Class A-II NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class A-II Common Shares, determined as described in the Corporation’s most recent Prospectus for an Offering of Class A-II Common Shares (or, if the Corporation is not then engaged in an Offering of Class A-II Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class A-II Common Shares.

Class A-III Common Shares. The term “Class A-III Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class A-III NAV Per Share. The term “Class A-III NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class A-III Common Shares, determined as described in the Corporation’s most recent Prospectus for an Offering of Class A-III Common Shares (or, if the Corporation is not then engaged in an Offering of Class A-III Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class A-III Common Shares.

Class D Common Shares. The term “Class D Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class D Conversion Rate. The term “Class D Conversion Rate” shall mean a fraction, the numerator of which is the Class D NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class D NAV Per Share. The term “Class D NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class D Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Corporation’s most recent Prospectus for an Offering of Class D Common Shares (or, if the Corporation is not then engaged in an Offering of Class D Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class D Common Shares.

Class E Common Shares. The term “Class E Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class E NAV Per Share. The term “Class E NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class E Common Shares, determined as described in the Corporation’s most recent Memorandum or Prospectus, as applicable, for an Offering of Class E Common Shares (or, if the Corporation is not then engaged in an Offering of Class E Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class E Common Shares.

Class F-D Common Shares. The term “Class F-D Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class F-D Conversion Rate. The term “Class F-D Conversion Rate” shall mean a fraction, the numerator of which is the Class F-D NAV Per Share and the denominator of which is the Class F-I NAV Per Share.

Class F-D NAV Per Share. The term “Class F-D NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class F-D Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Corporation’s most recent Prospectus for an Offering of Class F-D Common Shares (or, if the Corporation is not then engaged in an Offering of Class F-D Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class F-D Common Shares.

Class F-I Common Shares. The term “Class F-I Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class F-I NAV Per Share. The term “Class F-I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class F-I Common Shares, determined as described in the Corporation’s most recent Prospectus for an Offering of Class F-I Common Shares (or, if the Corporation is not then engaged in an Offering of Class F-I Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class F-I Common Shares.

Class F-S Common Shares. The term “Class F-S Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class F-S Conversion Rate. The term “Class F-S Conversion Rate” shall mean a fraction, the numerator of which is the Class F-S NAV Per Share and the denominator of which is the Class F-I NAV Per Share.

Class F-S NAV Per Share. The term “Class F-S NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class F-S Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Corporation’s most recent Prospectus for an Offering of Class F-S Common Shares (or, if the Corporation is not then engaged in an Offering of Class F-S Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class F-S Common Shares.

Class I Common Shares. The term “Class I Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class I NAV Per Share. The term “Class I NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class I Common Shares, determined as described in the Corporation’s most recent Prospectus for an Offering of Class I Common Shares (or, if the Corporation is not then engaged in an Offering of Class I Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class I Common Shares.

Class S Common Shares. The term “Class S Common Shares” shall have the meaning as provided in Section 6.1 herein.

Class S Conversion Rate. The term “Class S Conversion Rate” shall mean a fraction, the numerator of which is the Class S NAV Per Share and the denominator of which is the Class I NAV Per Share.

Class S NAV Per Share. The term “Class S NAV Per Share” shall mean the net asset value of the Corporation allocable to the Class S Common Shares (including any reduction for Stockholder Servicing Fees as described in the Prospectus), determined as described in the Corporation’s most recent Prospectus for an Offering of Class S Common Shares (or, if the Corporation is not then engaged in an Offering of Class S Common Shares and the calculation methodology has been amended by the Board of Directors, then as described in the Corporation’s periodic filings with the Commission), divided by the number of outstanding Class S Common Shares.

Code. The term “Code” shall have the meaning as provided in Article III herein.

Commencement of the Initial Public Offering. The term “Commencement of the Initial Public Offering” shall mean the date that the Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

Commission. The term “Commission” shall mean the United States Securities and Exchange Commission.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares, or such other percentage determined by the Board of Directors in accordance with Section 7.1.8 of the Charter.

Common Shares. The term “Common Shares” shall have the meaning as provided in Section 6.1 herein.

Competitive Real Estate Commission. The term “Competitive Real Estate Commission” shall mean a real estate or brokerage commission paid for the purchase or Sale of a Property that is reasonable, customary and competitive in light of the size, type and location of the Property.

Construction Fee. The term “Construction Fee” shall mean a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or provide major repairs or rehabilitations on a Property.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Contract Purchase Price. The term “Contract Purchase Price” shall mean the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a Property or the amount of funds advanced with respect to a Mortgage, or the amount actually paid or allocated in respect of the purchase of other assets of the Corporation, in each case exclusive of Acquisition Fees and Acquisition Expenses.

Corporation. The term “Corporation” shall have the meaning as provided in Article II herein.

Dealer Manager. The term “Dealer Manager” shall mean such Person selected by the Board to act as the dealer manager for an Offering.

Development Fee. The term “Development Fee” shall mean a fee for the packaging of a Property, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.

Director. The term “Director” shall have the meaning as provided in Section 8.1 herein.

Distributions. The term “Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL) by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Excepted Holder. The term “Excepted Holder” shall mean a Stockholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 7.1.7.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees in writing to comply with the requirements established by the Board of Directors pursuant to Section 7.1.7 and subject to adjustment pursuant to Section 7.1.8, the percentage limit established by the Board of Directors pursuant to Section 7.1.7.

Excess Amount. The term “Excess Amount” shall have the meaning as provided in Section 9.8 herein.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

FINRA. The term “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

Gross Proceeds. The term “Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Corporation through an Offering, without deduction for Selling Commissions. Solely for the purpose of computing Gross Proceeds in Section 6.2.3(b) or 6.2.4(b), the purchase price of any Class S Common Share or Class F-S Common Share shall be deemed to be the full, non-discounted offering price of a Class S Common Share or Class F-S Common Share, as the case may be, at the time of issuance.

Indemnitee. The term “Indemnitee” shall have the meaning as provided in Section 13.2(b) herein.

Independent Appraiser. The term “Independent Appraiser” shall mean a Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property and/or other assets of the type held by the Corporation. Membership in a nationally recognized appraisal society such as the Appraisal Institute shall be conclusive evidence of being engaged to a substantial extent in the business of rendering opinions regarding the value of Real Property.

Independent Director. The term “Independent Director” shall mean a Director who is not on the date of determination, and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (a) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than (i) an interest in the Corporation or (ii) an interest in an Affiliate of the Sponsor that was acquired and divested prior to the Commencement of the Initial Public Offering and that was de minimis relative to its owner’s net worth, (b) employment by the Sponsor, the Advisor or any of their Affiliates, (c) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, (d) performance of services, other than as a Director, for the Corporation, (e) service as a director or trustee of more than three REITs organized by the Sponsor or advised by the Advisor or (f) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” if the aggregate gross income derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5% of either the Director’s annual gross income, derived from all sources, during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Corporation.

Initial Date. The term “Initial Date” shall mean January 1, 2023; provided, however, that, following any Restriction Termination Date, the term “Initial Date” shall mean the date on which the Corporation files, and the SDAT accepts for record, a Certificate of Notice setting forth the determination of the Board of Directors that it is in the best interests of the Corporation to attempt to qualify or requalify as a REIT.

Initial Investment. The term “Initial Investment” shall mean that portion (i.e., $200,000) of the initial capitalization of the Corporation contributed by the Sponsor or its Affiliates pursuant to Section II.A. of the NASAA REIT Guidelines.

Initial Public Offering. The term “Initial Public Offering” shall mean the first Offering pursuant to an effective registration statement filed under the Securities Act.

Invested Capital. The term “Invested Capital” shall mean the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price of such Shares at the time of such purchase, reduced by the portion of any Distribution that is attributable to net sales proceeds and by any amounts paid by the Corporation to repurchase Shares pursuant to the Corporation’s plan for the repurchase of Shares.

Joint Ventures. The term “Joint Ventures” shall mean those joint venture or partnership arrangements (other than the Operating Partnership) in which the Corporation or any of its subsidiaries is a co-venturer or partner established to acquire or hold assets of the Corporation.

Leverage. The term “Leverage” shall mean the aggregate amount of indebtedness of the Corporation for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

Listing. The term “Listing” shall mean the listing of any or all of the Common Shares on a national securities exchange. Upon a Listing, such Common Shares shall be deemed “Listed.”

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of Shares, as determined by the Board of Directors.

Memorandum. The term “Memorandum” shall mean the confidential private placement memorandum relating to the offer and sale of Shares by the Corporation in an unregistered private Offering pursuant to the applicable exemption from registration under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the Commission under the Securities Act.

MGCL. The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

Minimum Account Balance. The term “Minimum Account Balance” shall have the meaning as provided in Section 6.9.4 herein.

Mortgages. The term “Mortgages” shall mean, in connection with any mortgage financing that the Corporation makes or invests in, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.

NASAA REIT Guidelines. The term “NASAA REIT Guidelines” shall mean the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association on May 7, 2007.

Net Assets. The term “Net Assets” shall mean the total assets (other than intangibles) at cost, before deducting depreciation, reserves for bad debts or other non-cash reserves, less total liabilities, calculated at least quarterly by the Corporation on a basis consistently applied.

Net Income. The term “Net Income” shall mean for any period, the Corporation’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to, or allowances for, non-cash charges such as depreciation, amortization, impairments and reserves for bad debt or other similar non-cash reserves. If the Advisor receives an incentive fee pursuant to Section 9.6 hereof, Net Income, for purposes of calculating Total Operating Expenses in Section 9.8 hereof, shall exclude any gain from the Sale of the assets of the Corporation.

Non-Compliant Tender Offer. The term “Non-Compliant Tender Offer” shall have the meaning as provided in Section 12.7 herein.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Offering. The term “Offering” shall mean any offering of Shares for the account of the Corporation.

Operating Partnership. The term “Operating Partnership” shall mean ARIS Operating Partnership L.P., a Delaware limited partnership, through which the Corporation may own assets.

Organization and Offering Expenses. The term “Organization and Offering Expenses” shall mean any and all costs and expenses incurred by the Corporation and to be paid from the assets of the Corporation in connection with the formation of the Corporation and the qualification and registration of an Offering, and the marketing and distribution of Shares, including, without limitation, total underwriting and brokerage discounts and commissions, costs related to investor and broker-dealer sales meetings, fees and expenses of the underwriters’ attorneys, expenses for printing, engraving and mailing, compensation of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, and expenses of qualification of the sale of the Shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees.

Person. The term “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

Position Statement. The term “Position Statement” shall have the meaning as provided in Section 12.7 herein.

Preferred Shares. The term “Preferred Shares” shall have the meaning as provided in Section 6.1 herein.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Article VII herein, would Beneficially Own or Constructively Own Shares in violation of Section 7.1.1, and, if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

Property or Properties. The term “Property” or “Properties” shall mean, as the context requires, any, or all, respectively, of the Real Property acquired by the Corporation, directly or indirectly, including through joint venture arrangements or other partnership or investment interests.

Prospectus. The term “Prospectus” shall mean the prospectus included in the most recent effective registration statement filed by the Corporation with the Commission with respect to the applicable Offering, as such prospectus may be amended or supplemented from time to time.

Real Estate-Related Securities. The term “Real-Estate Related Securities” shall mean equity and debt securities of both publicly traded and private companies, including REITs and pass-through entities, that own Real Property or loans secured by real estate, including investments in commercial mortgage-backed securities and derivative instruments, owned by the Corporation directly or indirectly through one or more of its Affiliates.

Real Property. The term “Real Property” shall mean land, rights in land (including leasehold interests) and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

Reinvestment Plan. The term “Reinvestment Plan” shall mean any plan pursuant to which Shares are issued by the Corporation upon the reinvestment of Distributions paid with respect to Shares.

Reinvestment Proceeds. The term “Reinvestment Proceeds” shall mean, with respect to any Share issued pursuant to a Reinvestment Plan, the net asset value of the Corporation allocable to the Shares of such class, determined as described in the Prospectus, divided by the number of outstanding Shares of such class, at the time of issuance.

REIT. The term “REIT” shall mean a corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as defined pursuant to the REIT Provisions of the Code.

REIT Provisions of the Code. The term “REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Repurchase Plan. The term “Repurchase Plan” shall mean the program or programs established from time to time by the Board of Directors pursuant to which the Corporation voluntarily repurchases Common Shares from the holders thereof.

Rescission Notice. The term “Rescission Notice” shall have the meaning as provided in Section 12.7 herein.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after an Initial Date on which the Board of Directors determines pursuant to Section 8.6 of the Charter that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Roll-Up Entity. The term “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

Roll-Up Transaction. The term “Roll-Up Transaction” shall mean a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Corporation and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a)    a transaction involving securities of the Corporation that have been listed on a national securities exchange for at least twelve months; or

(b)    a transaction involving the conversion to corporate, trust or association form of only the Corporation, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    voting rights of the holders of Common Shares;

(ii)    the term of existence of the Corporation;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Corporation’s investment objectives.

Sale. The term “Sale” shall include any transaction or series of transactions whereby:

(a)    the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;

(b)    the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Corporation or the Operating Partnership in any Joint Venture in which it is a co-venturer or partner;

(c)    any Joint Venture in which the Corporation or the Operating Partnership is a co-venturer or partner directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards;

(d)    the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or Real Estate-Related Security or portion thereof, including any payments thereunder or in satisfaction thereof (other than regularly scheduled interest payments) or any amounts owed pursuant to such Mortgage or Real Estate-Related Security, and including any event with respect to any Mortgage or Real Estate-Related Security which gives rise to a significant amount of insurance proceeds or similar awards; and

(e)    the Corporation or the Operating Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys or relinquishes its ownership of any other asset not previously described in this definition or any portion thereof.

SDAT. The term “SDAT” shall have the meaning as provided in Section 6.4 herein.

Securities. The term “Securities” shall mean any of the following issued by the Corporation, as the text requires: Shares, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of or warrants, options or rights to subscribe to, purchase or acquire any of the foregoing.

Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. The term “Selling Commissions” shall mean any and all up-front fees and commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of Shares, including, without limitation, up-front fees or commissions payable to the Dealer Manager.

Shares. The term “Shares” shall mean shares of stock of the Corporation of any class or series, including Common Shares or Preferred Shares.

Soliciting Dealers. The term “Soliciting Dealers” shall mean those broker-dealers that are members of FINRA, or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

Sponsor. The term “Sponsor” shall mean any Person that (a) is directly or indirectly instrumental in organizing, wholly or in part, the Corporation or (b) will control, manage or participate in the management of the Corporation, and any Affiliate of such Person. A Person may also be deemed a Sponsor of the Corporation by: (i) taking the initiative, directly or indirectly, in founding or organizing the Corporation, either alone or in conjunction with one or more other Persons; (ii) receiving a material participation in the Corporation in connection with the founding or organizing of the business of the Corporation, in consideration of services or property, or both services and property; (iii) having a substantial number of relationships and contacts with the Corporation; (iv) possessing significant rights to control Properties; (v) receiving fees for providing services to the Corporation which are paid on a basis that is not customary in the industry; or (vi) providing goods or services to the Corporation on a basis which was not negotiated at arm’s-length with the Corporation. “Sponsor” does not include any Person whose only relationship with the Corporation is that of an independent property manager and whose only compensation is as such, or wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services.

Stockholder List. The term “Stockholder List” shall have the meaning as provided in Section 12.5 herein.

Stockholder Servicing Fee. The term “Stockholder Servicing Fee” shall mean the stockholder servicing fee payable to the Dealer Manager and reallowable to soliciting dealers with respect to any class of Common Shares for which such fee is payable, as described in the Prospectus.

Stockholders. The term “Stockholders” shall mean the holders of record of the Shares as maintained in the books and records of the Corporation or its transfer agent.

Total Corporation-Level Underwriting Compensation. The term “Total Corporation-Level Underwriting Compensation” shall mean all underwriting compensation paid or incurred with respect to an Offering from all sources, determined pursuant to the rules and guidance of FINRA, including Stockholder Servicing Fees and Selling Commissions.

Total Operating Expenses. The term “Total Operating Expenses” shall mean all costs and expenses paid or incurred by the Corporation, as determined under generally accepted accounting principles, including advisory fees, but excluding: (a) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with Section 8.6; (f) Acquisition Fees and Acquisition Expenses; (g) real estate commissions on the Sale of Property; and (h) other fees and expenses connected with the acquisition, disposition and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such action or cause any such event, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

12.7(b) notice. The term “12.7(b) notice” shall have the meaning as provided in Section 12.7 herein.

2%/25% Guidelines. The term “2%/25% Guidelines” shall have the meaning as provided in Section 9.8 herein.

Unimproved Real Property. The term “Unimproved Real Property” shall mean Property (i) in which the Corporation has an equity interest that was not acquired for the purpose of producing rental or other operating income, (ii) that has no development or construction in process and (iii) for which no development or construction is planned, in good faith, to commence within one year.

ARTICLE VI

STOCK

Section 6.1    Authorized Shares. The Corporation has authority to issue 1,100,000,000 Shares, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share (the “Common Shares”), 100,000,000 of which are classified as Class S Common Stock (the “Class S Common Shares”), 100,000,000 of which are classified as Class D Common Stock (the “Class D Common Shares”), 100,000,000 of which are classified as Class I Common Stock (the “Class I Common Shares”), 100,000,000 of which are classified as Class F-S Common Stock (the “Class F-S Common Shares”), 100,000,000 of which are classified as Class F-D Common Stock (the “Class F-D Common Shares”), 100,000,000 of which are classified as Class F-I Common Stock (the “Class F-I Common Shares”), 100,000,000 of which are classified as Class A-I Common Stock (the “Class A-I Common Shares”), 100,000,000 of which are classified as Class A-II Common Stock (the “Class A-II Common Shares”), 100,000,000 of which are classified as Class A-III Common Stock (the “Class A-III Common Shares”) and 100,000,000 of which are classified as Class E Common Stock (the “Class E Common Shares”), and 100,000,000 shares of preferred stock, $0.01 par value per share (the “Preferred Shares”). The aggregate par value of all authorized Shares having par value is $11,000,000. All Shares shall be fully paid and nonassessable when issued. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article VI, the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board and without any action by the Stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Corporation has authority to issue.

Section 6.2    Common Shares.

Section 6.2.1    Description. Subject to the provisions of Article VII and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote. The Board may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 6.2.2    Conversion Upon Listing. Upon the Listing of a class of Common Shares or such later date or dates not to exceed twelve months from the date of Listing as shall be approved by the Board of Directors with respect to all or any portion of the outstanding Shares of the class or classes of Common Shares that are not so Listed, each Share of the class or classes of Common Shares that are not so Listed or of such portion thereof shall automatically and without any action on the part of the holder thereof convert into a number of Shares of the class of Common Shares that is Listed equal to a fraction, the numerator of which is the net asset value of the Corporation allocable to each Share of the applicable class of Common Shares that is not Listed and the denominator of which is the net asset value of the Corporation allocable to each Share of the class of Common Shares that is Listed.

Section 6.2.3    Conversion of Class S Common Shares and Class D Common Shares Upon Certain Other Events. Each Class S Common Share and Class D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I Common Shares equal to Class S Conversion Rate or Class D Conversion Rate, respectively, on the earliest of (a) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, (b) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling Commissions and Stockholder Servicing Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the Board of Directors and disclosed by the Corporation in a press release reported by a widely circulated news or wire service or in a document publicly filed by the Corporation with the Commission pursuant to the Exchange Act) of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under a Reinvestment Plan directly or indirectly attributable to such Shares, and (c) after termination of the primary portion of the Offering in which such Class S Common Shares and Class D Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Section 6.2.4    Conversion of Class F-S Common Shares and Class F-D Common Shares Upon Certain Other Events. Each Class F-S Common Share and Class F-D Common Share held in a Stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class F-I Common Shares equal to Class F-S Conversion Rate or Class F-D Conversion Rate, respectively, on the earliest of (a) a merger or consolidation of the Corporation with or into another entity or the sale or other disposition of all or substantially all of the Corporation’s assets, (b) the end of the month in which the Dealer Manager in conjunction with the Corporation’s transfer agent determines that total Selling

Commissions and Stockholder Servicing Fees paid with respect to the Shares held by such Stockholder within such account would exceed, in the aggregate, 8.75% (or such other percentage not exceeding 10% as determined by the Board of Directors and disclosed by the Corporation in a press release reported by a widely circulated news or wire service or in a document publicly filed by the Corporation with the Commission pursuant to the Exchange Act) of the sum of the Gross Proceeds from the sale of such Shares and the aggregate Reinvestment Proceeds of any Shares issued under a Reinvestment Plan upon the reinvestment of Distributions paid with respect to such Shares or with respect to any Shares issued under a Reinvestment Plan directly or indirectly attributable to such Shares, and (c) after termination of the primary portion of the Offering in which such Class F-S Common Shares and Class F-D Common Shares were sold, the end of the month in which the Corporation, with the assistance of the Dealer Manager, determines that Total Corporation-Level Underwriting Compensation paid with respect to such Offering is equal to ten percent of the Gross Proceeds of the primary portion of such Offering.

Section 6.2.5    Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets of the Corporation, the aggregate assets of the Corporation available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law. The holder of each Class S Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class S NAV Per Share; the holder of each Class D Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class D NAV Per Share; the holder of each Class I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class I NAV Per Share; the holder of each Class F-S Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class F-S NAV Per Share; the holder of each Class F-D Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class F-D NAV Per Share; the holder of each Class F-I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class F-I NAV Per Share; the holder of each Class A-I Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class A-I NAV Per Share; the holder of each Class A-II Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class A-II NAV Per Share; the holder of each Class A-III Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class A-III NAV Per Share; and the holder of each Class E Common Share shall be entitled to be paid, out of the assets of the Corporation that are legally available for Distribution to the holders of the Common Shares, a liquidation payment equal to the Class E NAV Per Share.

Section 6.2.6    Voting Rights. Except as may be provided otherwise in the Charter, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders. The holders of Common Shares shall vote together as a single class on all actions to be taken by the Stockholders; provided, however, that with respect to (a) any amendment of the Charter that would materially and adversely affect the rights, preferences and privileges of only a particular class of Common Shares, (b) any matter submitted to Stockholders that relates solely to a particular class of Common Shares or (c) any matter submitted to Stockholders in which the interests of a particular class of Common Shares differ from the interests of all other classes of Common Shares, only the affirmative vote of the holders of a majority of such affected class of Common Shares, with no other class of Common Shares voting except such affected class of Common Shares voting as a separate class, shall be required.

Section 6.3    Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any series from time to time, into one or more classes or series of Shares; provided, however, that the voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

Section 6.4    Classified or Reclassified Shares. Prior to the issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series; (c) set or change, subject to the provisions of Article VII and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland (“SDAT”). Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 6.5    Distributions. The Board of Directors may from time to time authorize the Corporation to declare and pay to Stockholders such dividends or other Distributions in cash or other assets of the Corporation or in securities of the Corporation, including in Shares of one class payable to holders of Shares of another class, or from any other source as the Board of Directors in its sole and absolute discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code; provided, however, Stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 6.5 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Corporation or by his or her duly authorized agent shall be a sufficient discharge for all dividends or other Distributions payable or deliverable in respect of such Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Corporation and the liquidation of its assets in accordance with the terms of the Charter or distributions of in-kind property in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind property distributions and (c) in-kind property distributions are made only to those Stockholders that accept such offer.

Section 6.6    Stockholders’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the holders of Common Shares entitled to vote generally in the election of Directors may be taken without a meeting by consent, in writing or by electronic transmission, in any manner and by any vote permitted by the MGCL and set forth in the Bylaws.

Section 6.7    Charter and Bylaws. The rights of all Stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

Section 6.8    No Issuance of Share Certificates. Unless otherwise provided by the Board of Directors, the Corporation shall not issue stock certificates. A Stockholder’s investment shall be recorded on the books of the Corporation. To transfer his or her Shares, a Stockholder shall submit an executed form to the Corporation, which form shall be provided by the Corporation upon request. Such transfer will also be recorded on the books of the Corporation. Upon issuance or transfer of Shares, the Corporation will provide the Stockholder with information concerning his or her rights with regard to such Shares, as required by the Bylaws and the MGCL or other applicable law.

Section 6.9    Suitability of Stockholders. Upon the Commencement of the Initial Public Offering, the following provisions shall apply:

Section 6.9.1    Investor Suitability Standards. Subject to suitability standards established by individual states, to purchase Common Shares, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a)    that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b)    that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000.

Section 6.9.2    Determination of Suitability of Sale. The Sponsor and each Person selling Common Shares on behalf of the Corporation and each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall make every reasonable effort to determine that the purchase of Common Shares by a Stockholder is a suitable and appropriate investment for such Stockholder. In making this determination, the Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Shares to a customer shall ascertain that the prospective Stockholder: (a) meets the minimum income and net worth standards established for purchasing Common Shares; (b) can reasonably benefit from an investment in Common Shares based on the prospective Stockholder’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective Stockholder’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the Stockholder may lose the entire investment; (iii) the lack of liquidity of the Common Shares; (iv) the restrictions on transferability of the Common Shares; and (v) the tax consequences of the investment.

The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Shares to a customer, shall make this determination with respect to each prospective Stockholder on the basis of information it has obtained from or on behalf of such prospective Stockholder, including information indirectly obtained from a prospective stockholder through such stockholder’s investment adviser, financial advisor or bank acting as a fiduciary. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation and other investments of the prospective Stockholder, as well as any other pertinent factors.

The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Shares to a customer shall maintain records of the information used to determine that an investment in Common Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Common Shares on behalf of the Corporation, or each broker or dealer or registered investment adviser recommending the purchase of Common Shares to a customer shall maintain these records for at least six years.

Section 6.9.3    Minimum Investment and Transfer. Subject to certain individual state requirements and except with respect to the issuance of Common Shares under the Reinvestment Plan, no initial sale or transfer of Class S Common Shares, Class D Common Shares, Class F-S Common Shares or Class F-D Common Shares for value of less than $2,500 or Class I Common Shares or Class F-I Common Shares for value of less than $1,000,000, or such other amounts as determined by the Board, will be permitted.

Section 6.9.4    Minimum Account Repurchases. In the event that any holder of Common Shares fails to maintain in such holder’s account a minimum balance of $500 of Common Shares or such other amount of Common Shares as from time to time determined by the Board of Directors and set forth in a Certificate of Notice filed by the Corporation with the SDAT (the “Minimum Account Balance”), the Corporation may repurchase all of the Common Shares held by such holder at the repurchase price in effect under the Repurchase Plan on the date that the Corporation determines that such holder has failed to meet the Minimum Account Balance.

Section 6.10    Repurchase of Shares. The Board may establish, from time to time, a Repurchase Plan; provided, however, that any repurchase of Shares pursuant to any such Repurchase Plan does not impair the capital or operations of the Corporation. Neither the Sponsor, the Advisor, any member of the Board nor any Affiliate thereof may receive any fees arising out of the repurchase of Shares by the Corporation.

Section 6.11    Distribution Reinvestment Plans. The Board may establish, from time to time, a Reinvestment Plan. Under any such Reinvestment Plan, (a) all material information regarding Distributions to the holders of Common Shares and the effect of reinvesting such Distributions, including the tax consequences thereof, shall be provided to the holders of Common Shares not less often than annually, and (b) each holder of Common Shares participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan not less often than annually after receipt of the information required in clause (a) above.

ARTICLE VII

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 7.1    Shares.

Section 7.1.1    Ownership Limitations.

(a)    Basic Restrictions.

(i)    During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 7.3, (1) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)    From January 1, 2023 until the Restriction Termination Date, but subject to Section 7.3, no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year). From January 1, 2022 until the Restriction Termination Date, but subject to Section 7.3, no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Corporation otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)    From January 1, 2023 until the Restriction Termination Date, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)    Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 7.1.1(a)(i) or (ii),

(i)    then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 7.1.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically Transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 7.2, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii)    if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 7.1.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 7.1.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 7.1.1(b), a violation of any provision of this Article VII would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Article VII.

Section 7.1.2    Remedies for Breach. If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 7.1.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 7.1.1 (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the

Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 7.1.1 shall automatically result in the Transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

Section 7.1.3    Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 7.1.1(a), or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 7.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s status as a REIT.

Section 7.1.4    Owners Required To Provide Information. At any time prior to the Restriction Termination Date:

(a)    every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Corporation stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s status as a REIT and to ensure compliance with the Aggregate Share Ownership Limit, the Common Share Ownership Limit and the other restrictions set forth herein; and

(b)    each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information as the Corporation may request in order to determine the Corporation’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

Section 7.1.5    Remedies Not Limited. Subject to Section 8.10 of the Charter, nothing contained in this Section 7.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its Stockholders in preserving the Corporation’s status as a REIT.

Section 7.1.6    Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 7.1, Section 7.2 or any definition contained in Article V, the Board of Directors may determine the application of the provisions of this Section 7.1 or Section 7.2 with respect to any situation based on the facts known to it. In the event Section 7.1 or 7.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors may determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 7.1 or 7.2.

Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 7.1.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 7.1.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 7.1.7    Exceptions.

(a)    Subject to Section 7.1.1(a)(ii), the Board of Directors may exempt (prospectively or retroactively) a Person from the Aggregate Share Ownership Limit and the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if:

(i)    the Board of Directors obtains such information from such Person, including representations and undertakings to the extent determined by the Board of Directors in its reasonable discretion, as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 7.1.1(a)(ii);

(ii)    the Board of Directors obtains such information from such Person, including representations and undertakings to the extent determined by the Board of Directors in its reasonable discretion, to establish that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned or controlled by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Corporation (or an entity owned or controlled by the Corporation) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Directors, rent from such tenant would not adversely affect the Corporation’s ability to qualify as a REIT, shall not be treated as a tenant of the Corporation); and

(iii)    such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 7.1.1 through 7.1.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 7.1.1(b) and 7.2.

(b)    Prior to granting any exception pursuant to Section 7.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole and absolute discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)    Subject to Section 7.1.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable or exercisable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable or exercisable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)    The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, (ii) unless the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder provide otherwise, at any time after the Excepted Holder no longer Beneficially Owns or Constructively Owns Shares in excess of the Aggregate Share Ownership Limit or the Common Share Ownership Limit or (iii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit.

Section 7.1.8    Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 7.1.1(a)(ii), the Board of Directors may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for one or more Persons and increase or decrease the Common Share Ownership Limit and the Aggregate Share Ownership Limit for all other Persons. No decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Share Ownership Limit, but any further acquisition of Shares in excess of such percentage of ownership in Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Share Ownership Limit and, provided further, that the new Common Share Ownership Limit and/or Aggregate Share Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

Section 7.1.9    Legend. Any certificate representing Shares shall bear substantially the following legend:

The Shares represented by this certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose, among others, of the Corporation’s maintenance of its status as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Corporation’s charter, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8% (in value or number of Common Shares) of the outstanding Common Shares unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may

Beneficially Own or Constructively Own Shares in excess of 9.8% of the value of the total outstanding Shares, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which cause or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Corporation in writing (or, in the case of an attempted transaction, give at least 15 days prior written notice). If any of the restrictions on Transfer or ownership as set forth in (i), (ii) or (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically Transferred to a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i), (ii) or (iii) above may be void ab initio.

Until such time as the Common Shares are listed on a national securities exchange, to purchase Common Shares, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing individual retirement account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Corporation, among other requirements as the Corporation may require from time to time:

(a)    that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Shares) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000; or

(b)    that such individual (or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Common Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000. Subject to certain individual state requirements and except with respect to the issuance of Common Shares under the Reinvestment Plan, no transfer of Class S Common Shares, Class D Common Shares, Class F-S Common Shares or Class F-D Common Shares for value of less than $2,500 or Class I Common Shares or Class F-I Common Shares for value of less than $1,000,000, or such other amounts as determined by the Board, will be permitted.

All capitalized terms in this legend have the meanings defined in the Corporation’s charter, as the same may be amended from time to time, a copy of which, including the restrictions on Transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation at its principal office.

Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a Stockholder on request and without charge. In the case of uncertificated Shares, the Corporation will send the holder of such Shares, on request and without charge, a written statement of the information otherwise required on certificates.

Section 7.2    Transfer of Shares in Trust.

Section 7.2.1    Ownership in Trust. Upon any purported Transfer or other event described in Section 7.1.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 7.1.1(b). The Charitable Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 7.2.6.

Section 7.2.2    Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

Section 7.2.3    Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other Distribution to the Charitable Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other Distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Maryland law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole and absolute discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VII, until the Corporation has received notification that Shares have been Transferred into a Charitable Trust, the Corporation shall be entitled to rely on its share transfer and other Stockholder records for purposes of preparing lists of Stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of Stockholders.

Section 7.2.4    Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Corporation that Shares have been Transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 7.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 7.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 7.2.4, such excess shall be paid to the Charitable Trustee upon demand.

Section 7.2.5    Purchase Right in Shares Transferred to the Charitable Trustee. Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 7.2.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 7.2.3 of this Article VII. The Corporation may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.

Section 7.2.6    Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 7.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code. Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Charitable Trustee before the automatic transfer provided in Section 7.1.1(b) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.

Section 7.3    Settlement. Nothing in this Article VII shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

Section 7.4    Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

Section 7.5    Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

Section 7.6    Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE VIII

PROVISIONS FOR DEFINING, LIMITING

AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 8.1    Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of Directors of the Corporation (the “Directors”) shall be seven, which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, upon Commencement of the Initial Public Offering, the total number of Directors shall not be fewer than three. Upon Commencement of the Initial Public Offering, a majority of the Directors shall be Independent Directors except for a period of up to 60 days after the death, removal or resignation of an Independent Director pending the election of such Independent Director’s successor. The names of the current Directors who shall serve until the next annual meeting of Stockholders and until their successors are duly elected and qualify are:

Stuart A. Rothstein

Philip Mintz

Randy I. Anderson

Lisa Coca

Gary Meltzer

Michael Swell

Roberta Sydney

Any vacancy on the Board of Directors may be filled in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is elected and qualifies. Notwithstanding the foregoing sentence, if any remaining directors are Independent Directors, only Independent Directors shall nominate replacements for vacancies among the Independent Directors’ positions.

Section 8.2    Experience. Each Director shall have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Corporation. At least one of the Independent Directors shall have at least three years of relevant real estate experience.

Section 8.3    Committees. The Board may establish such committees as it deems appropriate, in its discretion, provided that the majority of the members of each committee shall be Independent Directors.

Section 8.4    Term. Except as may otherwise be provided in the terms of any Preferred Shares issued by the Corporation with respect to the termination after less than one year of the term of office of any Director elected by the holders of such Preferred Shares, each Director shall hold office for one year, until the next annual meeting of Stockholders and until his or her successor is duly elected and qualifies. Directors may be elected to an unlimited number of successive terms.

Section 8.5    Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Corporation and have a fiduciary duty to the Stockholders, including a fiduciary duty to the Stockholders to supervise the relationship of the Corporation with the Advisor.

Section 8.6    Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of Stockholders entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of Stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 8.7    Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (including as compensation for the Independent Directors or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws. The issuance of Preferred Shares shall also be approved by a majority of Independent Directors not otherwise interested in the transaction, who shall have access at the Corporation’s expense to the Corporation’s legal counsel or to independent legal counsel.

Section 8.8    Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 6.4 or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Security that the Corporation may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon such terms and conditions as may be specified by the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

Section 8.9    Determinations by Board. The determination as to any of the following matters, made by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: (a) the amount of the Net Income for any period and the amount of assets at any time legally available for the payment of dividends, repurchase of Shares or the payment of other Distributions on Shares; (b) the amount of paid-in surplus, Net Assets, other surplus, annual or other cash flow, funds from operations, net profit, Net Assets in excess of capital, undivided profits or excess of profits over losses on Sales of assets; (c) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (d) any interpretation or resolution of any ambiguity with respect to any provision of the Bylaws or the Charter, including, without limitation: (i) any of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any shares of any class or series of Shares, (ii) any provision of the definitions of any of the following: Affiliate, Independent Director and Sponsor, (iii) which amounts paid to the Advisor or its Affiliates are expenses connected with the ownership of real estate interests, loans or other property, (iv) which expenses are excluded from the definition of Total Operating Expenses, (v) whether expenses qualify as Organization and Offering Expenses, (vi) whether an investment is considered a commodity or commodity future contract and whether a futures contract is used solely for hedging purposes in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities as contemplated by Section 10.3(b), and (vii) whether substantial justification exists to invest in or make a Mortgage as contemplated by Section 10.3(d) because of the presence of other underwriting criteria; (e) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any Shares; (f) the number of Shares of any class of the Corporation; (g) any matter relating to the acquisition, holding and disposition of any assets of the Corporation; (h) any interpretation of the terms and conditions of one or more agreements with any Person; (i) the compensation of Directors, officers, employees or agents of the Corporation; or (j) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 8.10    REIT Qualification. If the Corporation elects to qualify for federal income tax treatment as a REIT, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; provided, however, that, if the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VII is no longer required for REIT qualification.

Section 8.11    Board Action with Respect to Certain Matters. A majority of the Independent Directors must approve any Board action to which the following sections of the NASAA REIT Guidelines apply: II.A., II.C., II.F., II.G., IV.A., IV.B., IV.C., IV.D., IV.E., IV.F., IV.G., V.E., V.H., V.J., VI.A., VI.B.4 and VI.G.

Section 8.12    Ratification of Charter. At the first meeting of the Board of Directors at which a majority of the Board of Directors consists of Independent Directors, the Board of Directors and the Independent Directors shall each review and ratify the Charter by majority vote.

ARTICLE IX

ADVISOR

Section 9.1    Appointment of Advisor and Initial Investment. The Board is responsible for setting the general policies of the Corporation and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Corporation. However, the Board is not required personally to conduct the business of the Corporation, and it may (but need not) appoint, employ or contract with any Person (including a Person that is an Affiliate of any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Board may, in its sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one year, although there is no limit to the number of times that a particular Advisor may be retained. The Sponsor or its Affiliates have made an Initial Investment of $200,000 in the Corporation. The Sponsor or such Affiliate may not sell the Initial Investment while the Sponsor or any affiliate thereof serves as the Sponsor, but may transfer the Initial Investment to other Affiliates.

Section 9.2    Supervision of Advisor. The Board shall review and evaluate the qualifications of the Advisor before entering into, and shall evaluate the performance of the Advisor before renewing, an Advisory Agreement, and the criteria used in such evaluation shall be reflected in the minutes of the meetings of the Board. The Board may exercise broad discretion in allowing the Advisor to administer and regulate the operations and investment activities of the Corporation, to act as agent for the Corporation, to execute documents on behalf of the Corporation and to make executive decisions that conform to general policies and principles established by the Board. The Board shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Corporation are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Corporation at least annually or with sufficient frequency to determine that the fees and expenses incurred are reasonable in light of the investment performance of the Corporation, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board. The Independent Directors also will be responsible for reviewing, from time to time and at least annually, the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the Charter. The Independent Directors shall also supervise the performance of the Advisor and the compensation paid to the Advisor by the Corporation in order to determine that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as (a) the amount of the fee paid to the Advisor in relation to the size, composition and performance of the assets of the Corporation, (b) the success of the Advisor in generating opportunities that meet the investment objectives of the Corporation, (c) rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, (d) additional revenues realized by the Advisor and its Affiliates through their relationship with the Corporation, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Corporation or by others with whom the Corporation does business, (e) the quality and extent of service and advice furnished by the Advisor, (f) the performance of the assets of the Corporation, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and (g) the quality of the assets of the Corporation relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors that they deem relevant, and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board. The Board shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Corporation and whether the compensation provided for in its contract with the Corporation is justified.

Section 9.3    Fiduciary Obligations. The Advisor shall have a fiduciary responsibility and duty to the Corporation and to the Stockholders.

Section 9.4    Term and Termination. The Advisory Agreement shall have a term of no more than one year, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. A majority of the Independent Directors may terminate the Advisory Agreement on 60 days’ written notice without cause or penalty, and, in such event, the Advisor will cooperate with, and take all reasonable steps requested to assist, the Corporation and the Board in making an orderly transition of the advisory function.

Section 9.5    Disposition Fee on Sale of Property. The Corporation may pay the Advisor a real estate commission upon the Sale of one or more Properties, in an amount equal to the lesser of (a) one-half of the Competitive Real Estate Commission or (b) 3% of the sales price of such Property or Properties. Payment of such fee may be made only if the Advisor provides a substantial amount of services in connection with the Sale of such Property or Properties, as determined by a majority of the Independent Directors. In addition, the amount paid when added to all other real estate commissions paid to unaffiliated parties in connection with such Sale shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties.

Section 9.6    Incentive Fees. The Corporation may pay the Advisor an interest in the gain from the Sale of assets, for which full consideration is not paid in cash or property of equivalent value, provided the amount or percentage of such interest is reasonable. Such an interest in gain from the Sale of assets shall be considered presumptively reasonable if it does not exceed 15% of the balance of such net proceeds remaining after payment to holders of Common Shares, in the aggregate, of an amount equal to 100% of the Invested Capital, plus an amount equal to 6% of the Invested Capital per annum cumulative. In the case of multiple Advisors, such Advisor and any of their Affiliates shall be allowed such fees provided such fees are distributed by a proportional method reasonably designed to reflect the value added to the assets by each respective Advisor or any Affiliate.

Section 9.7    Acquisition Fees. The Corporation may pay the Advisor and its Affiliates fees for the review and evaluation of potential investments in assets of the Corporation; provided, however, that the total of all Acquisition Fees and Acquisition Expenses shall be reasonable, and shall not exceed an amount equal to 6% of the Contract Purchase Price or, in the case of a Mortgage, 6% of the funds advanced; and provided, further, that a majority of the

Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Corporation.

Section 9.8    Reimbursement for Total Operating Expenses. The Corporation may reimburse the Advisor, at the end of each fiscal quarter, for Total Operating Expenses paid by the Advisor; provided, however, that, following the fourth fiscal quarter after the earlier to occur of (a) the Corporation’s acquisition of its first asset or (b) the six month anniversary of the Corporation’s breaking of escrow for the Initial Public Offering, the Corporation shall not reimburse the Advisor at the end of any fiscal quarter for Total Operating Expenses that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of Average Invested Assets or 25% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters. The Independent Directors shall have the fiduciary responsibility of limiting Total Operating Expenses to amounts that do not exceed the 2%/25% Guidelines unless they have made a finding that, based on such unusual and non-recurring factors that they deem sufficient, a higher level of expenses (an “Excess Amount”) is justified. Within 60 days after the end of any fiscal quarter of the Corporation for which there is an Excess Amount that the Independent Directors conclude was justified, there shall be sent to the holders of Common Shares a written disclosure of such fact (or shall be disclosed to the holders of Common Shares in the next Quarterly Report on Form 10-Q of the Corporation or by filing a Current Report on Form 8-K with the Commission within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such Excess Amount was justified. Any such finding and the reasons in support thereof shall be reflected in the minutes of the meetings of the Board. In the event that the Independent Directors do not determine that such Excess Amount is justified, the Advisor shall pay the Corporation the amount by which the expenses exceeded the 2%/25% Guidelines.

ARTICLE X

INVESTMENT POLICIES AND LIMITATIONS

Section 10.1    Review of Investment Policies. The Board shall establish written policies on investments and borrowing and shall monitor the administrative procedures, investment operations and performance of the Corporation and the Adviser to assure that such policies are carried out. The Independent Directors shall review the investment policies of the Corporation with sufficient frequency (and, upon Commencement of the Initial Public Offering, not less often than annually) to determine that the policies being followed by the Corporation are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board.

Section 10.2    Certain Investment Restrictions.

(a)    The Corporation may invest in Joint Ventures with the Sponsor, the Advisor, one or more Directors or any Affiliate thereof, only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair and reasonable to the Corporation and on substantially the same terms and conditions as, or more favorable than, those received by other joint venturers.

(b)    Subject to any limitations in Section 10.3, the Corporation may invest in equity securities, provided that such investment shall be permitted only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

Section 10.3    Investment and Other Limitations. In addition to other investment restrictions and guidelines imposed by the Board from time to time, consistent with the Corporation’s objective of qualifying as a REIT, the following limitations shall apply:

(a)    Not more than 10% of the Corporation’s total assets shall be invested in Unimproved Real Property or indebtedness secured by a deed of trust or Mortgages on Unimproved Real Property.

(b)    The Corporation shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to derivatives related to non-commodity investments, including futures contracts when used solely for the purpose of hedging in connection with the Corporation’s ordinary business of investing in real estate assets, Mortgages and Real Estate-Related Securities.

(c)    The Corporation shall not invest in or make any Mortgage unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, the Sponsor, any Director or any Affiliate thereof, such appraisal of the underlying property must be obtained from an Independent Appraiser. Such appraisal shall be maintained in the Corporation’s records for at least five years and shall be available for inspection and duplication by any holder of Common Shares. In addition to the appraisal, a mortgagee’s or owner’s title insurance policy as to the priority of the Mortgage or condition of the title must be obtained.

(d)    The Corporation shall not invest in or make any Mortgage, including a construction loan but excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities, on any one Real Property if the aggregate amount of all mortgage loans on such Real Property, would exceed an amount equal to 85% of the appraised value of such Real Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the “aggregate amount of all mortgage loans on such Real Property” shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds 5% per annum of the principal balance of the loan.

(e)    The Corporation shall not make or invest in any Mortgages that are subordinate to any lien or other indebtedness or equity interest of the Advisor, any Director, the Sponsor or any Affiliate of the Corporation.

(f)    The Corporation shall not issue (i) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Corporation pursuant to any Repurchase Plan adopted by the Board on terms outlined in the Prospectus relating to any Offering, as such Repurchase Plan is thereafter amended in accordance with its terms); (ii) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt, as determined by the Board of Directors or a duly authorized officer of the Corporation; (iii) equity securities on a deferred payment basis or under similar arrangements; or (iv) options or warrants to the Advisor, the Directors, the Sponsor or any Affiliate thereof except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to Persons other than the Advisor, the Directors, the Sponsor or any Affiliate thereof, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the Independent Directors has a market value less than the value of such option or warrant on the date of grant. Options or warrants granted to the Advisor, the Directors, the Sponsor or any Affiliate thereof shall not be exercisable for a number of Shares that exceeds 10% of the outstanding Shares on the date of grant. The voting rights per Share (other than any publicly held Share) sold in a private offering shall not exceed the voting rights that bear the same relationship to the voting rights of a publicly held Share as the consideration paid to the Corporation for each privately offered Share bears to the book value of each outstanding publicly held Share.

(g)    A majority of Directors shall determine that the consideration paid for Real Property acquired by the Corporation shall ordinarily be based on the fair market value of the Real Property. If a majority of the Independent Directors on the Board of Directors or a duly authorized committee of the Board determines, or if the Real Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified Independent Appraiser selected by such Independent Directors.

(h)    The aggregate Leverage shall be reasonable in relation to the Net Assets and shall be reviewed by the Board at least quarterly. The maximum amount of such Leverage in relation to Net Assets shall not exceed 300%. Notwithstanding the foregoing, Leverage may exceed such limit if any excess in borrowing over such level is approved by a majority of the Independent Directors. Any such excess borrowing shall be disclosed to Stockholders in the next quarterly report of the Corporation following such borrowing, along with justification for such excess.

(i)    The Corporation shall not make any investment that the Corporation believes will cause it to be classified as an “investment company” under the Investment Company Act of 1940, as amended.

(j)    The Corporation shall not make any investment that the Corporation believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT unless and until the Board determines, in its sole discretion, that REIT qualification is not in the best interests of the Corporation.

(k)    The Corporation shall not invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

(l)    The Corporation shall not engage in the business of underwriting or the agency distribution of securities issued by other Persons.

(m)    The Corporation shall not acquire interests or securities in any entity holding investments or engaging in activities prohibited by this Article X except for investments in which the Corporation holds a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

ARTICLE XI

CONFLICTS OF INTEREST

Section 11.1    Sales and Leases to the Corporation. The Corporation may purchase or lease an asset or assets from the Sponsor, the Advisor, a Director or any Affiliate thereof only upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is fair and reasonable to the Corporation and at a price to the Corporation no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate or, if the price to the Corporation is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable. In no event shall the purchase price paid by the Corporation for any such asset exceed the asset’s current appraised value.

Section 11.2    Sales and Leases to the Sponsor, Advisor, Directors or Affiliates. The Advisor, the Sponsor, a Director or any Affiliate thereof may purchase or lease an asset or assets from the Corporation only if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Corporation.

Section 11.3    Other Transactions.

(a)    The Corporation shall not make loans to the Sponsor, the Advisor, a Director or any Affiliate thereof except Mortgages pursuant to Section 10.3(c), (d) and (e) hereof or loans to wholly owned subsidiaries of the Corporation. This restriction on loans applies only to advances of cash that are commonly viewed as loans, as determined by the Board of Directors, and does not apply to advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought nor does it limit the Corporation’s ability to advance reimbursable expenses incurred by directors or officers or the Advisor or its Affiliates.

(b)    The Corporation may not borrow money from the Sponsor, the Advisor, a Director or any Affiliate thereof, unless approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Corporation than comparable loans between unaffiliated parties under the same circumstances.

(c)    The Corporation shall not engage in any other transaction with the Sponsor, the Advisor, a Director or any Affiliate thereof unless a majority of the Directors

(including a majority of the Independent Directors) not otherwise interested in such transaction approve such transaction as fair and reasonable to the Corporation and on terms and conditions no less favorable to the Corporation than those available from unaffiliated third parties.

ARTICLE XII

STOCKHOLDERS

Section 12.1    Meetings. There shall be an annual meeting of the Stockholders, to be held on such date and at such time and place, and commencing in such year, as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted; provided that such annual meeting will be held upon reasonable notice and within a reasonable period (not less than 30 days) following delivery of the annual report. The Board of Directors, including the Independent Directors, shall be required to take reasonable steps to ensure that this requirement is met. The holders of a majority of Shares entitled to vote who are present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Board, vote to elect the Directors. A quorum shall be the presence in person or by proxy of Stockholders entitled to cast at least 50% of all the votes entitled to be cast at such meeting on any matter. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the chief executive officer, the president or the chairman of the board or by a majority of the Directors or a majority of the Independent Directors, and shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of Stockholders upon the written request of Stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting. Notice of any special meeting of Stockholders shall be given as provided in the Bylaws. If the meeting is called by the secretary upon the written request of Stockholders as described in this Section 12.1, notice of the special meeting shall be sent to all Stockholders within 10 days of the receipt of the written request and the special meeting shall be held at the time and place specified in the Stockholder request not less than 15 days nor more than 60 days after the delivery of the notice; provided, however, that if no time or place is so specified in the Stockholder request, at such time and place convenient to the Stockholders. If there are no Directors, the officers of the Corporation shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Board may determine or as otherwise provided in the Bylaws.

Section 12.2    Voting Rights of Stockholders. Subject to the mandatory provisions of any applicable laws or regulations, the holders of Common Shares shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Board; (b) amendment of the Charter as provided in Article XIV hereof; (c) dissolution of the Corporation; (d) a merger, conversion or consolidation of the Corporation, a statutory share exchange or the sale or other disposition of all or substantially all of the Corporation’s assets; and (e) such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the holders of Common Shares for approval or ratification. Without the approval of a majority of the Shares entitled to vote on the matter, the Board may not (i) amend the Charter to adversely affect the rights, preferences and privileges of the Stockholders; (ii) amend provisions of the Charter relating to Director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions; (iii) liquidate or dissolve the Corporation other than before the initial investment in Property; (iv) sell all or substantially all of the Corporation’s assets other than in the ordinary course of business; or (v) cause the merger or reorganization of the Corporation.

Section 12.3    Voting Limitations on Shares Held by the Advisor, Directors and Affiliates. With respect to Shares owned by the Advisor, any Director or any of their Affiliates, neither the Advisor, nor such Director(s), nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, such Director(s) or any of their Affiliates or any transaction between the Corporation and any of them. In determining the requisite percentage in interest of Shares necessary to approve a matter on which the Advisor, such Director and any of their Affiliates may not vote or consent, any Shares owned by any of them shall not be included.

Section 12.4    Right of Inspection. Any holder of Common Shares and any designated representative thereof shall be permitted access to the records of the Corporation to which it is entitled under applicable law at all reasonable times, and may inspect and copy any of them for a reasonable charge. Inspection of the Corporation’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

Section 12.5    Access to Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the holders of Common Shares, along with the number of Shares held by each of them (the “Stockholder List”), shall be maintained as part of the books and records of the Corporation and shall be available for inspection by any holder of Common Shares or such holder’s designated agent at the home office of the Corporation upon the request of the holder of Common Shares. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Stockholder List shall be mailed to any holder of Common Shares so requesting within ten days of receipt by the Corporation of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten-point type). The Corporation shall impose a reasonable charge for expenses incurred in reproduction pursuant to such holder’s request. The purposes for which a holder of Common Shares may request a copy of the Stockholder List include, without limitation, matters relating to such holder’s voting rights, the exercise of such holder’s rights under federal proxy laws and any other proper purpose.

If the Advisor or the Corporation neglects or refuses to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and/or the Corporation, as the case may be, shall be liable to any holder of Common Shares requesting the Stockholder List for the costs, including reasonable attorneys’ fees, incurred by such holder of Common Shares for compelling the production of the Stockholder List, and for actual damages suffered by any holder of Common Shares by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure the Stockholder List or other information for the purpose of selling the Stockholder List or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a holder of Common Shares relative to the affairs of the Corporation. The Corporation may require the holder of Common Shares requesting the Stockholder List to represent that the Stockholder List is not requested for a commercial purpose unrelated to such holder’s interest in the Corporation. The remedies provided hereunder to holders of Common Shares requesting copies of the Stockholder List are in addition to, and shall not in any way limit, other remedies available to holders of Common Shares under federal law or the laws of any state.

Section 12.6    Reports. For each fiscal year after the Commencement of the Initial Public Offering, the Directors, including the Independent Directors, shall take reasonable steps to insure that the Corporation shall cause to be prepared and mailed or delivered to each holder of Common Shares as of a record date after the end of the fiscal year, within 120 days after the end of the fiscal year to which it relates, an annual report that shall include: (a) financial statements prepared in accordance with generally accepted accounting principles that are audited and reported on by independent certified public accountants; (b) the ratio of the costs of raising capital during the period to the capital raised; (c) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Corporation and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Corporation; (d) the Total Operating Expenses of the Corporation, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (e) a report from the Independent Directors that the policies being followed by the Corporation are in the best interests of the holders of Common Shares and the basis for such determination; and (f) separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving the Corporation, the Directors, the Advisor, the Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions. Alternatively, such information may be provided in a proxy statement delivered with the annual report. The annual report and proxy statement may be delivered by any reasonable means, including through an electronic medium. Electronic delivery of the annual report or proxy statement shall comply with any then-applicable rules of the Commission.

Section 12.7    Tender Offers.

(a)    If any Person makes a tender offer for Shares, including, without limitation, a “mini-tender” offer, such Person (a “Bidder”) must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including, without limitation, disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the Commission. In addition, any Bidder must provide notice to the Corporation at least 10 Business Days prior to initiating any such tender offer. If any Bidder initiates a tender offer without complying with the foregoing (a “Non-Compliant Tender Offer”), the Corporation may elect to publish, send or give to Stockholders and the Bidder a statement (a “Position Statement”), which Position Statement may be posted on the Corporation’s website, disclosing that the Corporation (i) recommends acceptance or rejection of the Non-Compliant Tender Offer, (ii) expresses no opinion and is remaining neutral toward the Non-Compliant Tender Offer, or (iii) is unable to take a position with respect to the Non-Compliant Tender Offer. If the

Corporation issues a Position Statement but does not recommend acceptance of the Non-Compliant Tender Offer, then the Corporation may elect to cause the rescission provisions of paragraph (b) of this Section 12.7 to be applicable by including a notice of such election (a “12.7(b) notice”) in the Position Statement within 10 Business Days of the Corporation becoming aware of the commencement of the Non-Compliant Tender Offer.

(b)    If the Corporation includes a 12.7(b) notice in a Position Statement, and any Stockholder who tendered Shares in connection with the Non-Compliant Tender Offer delivers a notice (a “Rescission Notice”) to the Corporation within 30 days of issuance of the Position Statement indicating a desire to rescind such Stockholder’s tender, then such purported tender shall be void ab initio and the Bidder shall acquire no rights in such Shares and the Stockholder who delivered the Rescission Notice shall continue to have all rights in such Shares. Until the expiration of this 30-day period, the Corporation shall not record a transfer of Shares to the Bidder or its assignee in connection with the Tender Offer.

(c)    In addition, unless waived by the Corporation, any Person who makes a Non-Compliant Tender Offer that is not recommended by the Corporation in the Position Statement shall be responsible for all expenses incurred by the Corporation in connection with (i) its review and consideration of the Non-Compliant Tender Offer, including Board of Directors meeting costs and the costs of counsel and financial advisors, (ii) the publication and/or distribution of the Position Statement, including printing and mailing costs, and (iii) the enforcement of the provisions of this Section 12.7. In addition to the remedies provided herein, the Corporation may seek injunctive relief, including, without limitation, a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer.

(d)    This Section 12.7 shall be of no force or effect with respect to any Shares that are then Listed as of the date of the commencement of the tender offer.

ARTICLE XIII

LIABILITY LIMITATION AND INDEMNIFICATION

Section 13.1    Limitation of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Corporation by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the assets or the affairs of the Corporation by reason of his being a Stockholder.

Section 13.2    Limitation of Director and Officer Liability.

(a)    Subject to any limitations set forth under Maryland law or in paragraph (b) below, no Director or officer of the Corporation shall be liable to the Corporation or its Stockholders for money damages. Neither the amendment nor repeal of this Section 13.2(a), nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 13.2(a), shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

(b)    Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide that a Director, the Advisor or any Affiliate of the Corporation or the Advisor (the “Indemnitee”) be held harmless for any loss or liability suffered by the Corporation, unless all of the following conditions are met:

(i)    The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)    The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii)    Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Corporation or the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)    Such agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

Section 13.3    Indemnification.

(a)    Subject to any limitations set forth under Maryland law or in paragraph (b) or (c) below or Section 13.4 below, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity or (iii) the Advisor or any of its Affiliates acting as an agent of the Corporation who is made or threatened to be made a party to, or witness in, the proceeding by reason of its service in that capacity. The rights to indemnification and advance of expenses provided to a Director or officer hereby shall vest immediately upon election of such Director or officer. The Corporation may, with the approval of the Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to a Person who served a predecessor of the Corporation in any of the capacities described in (i) or (ii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board may take such action as is necessary to carry out this Section 13.3(a). No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(b)    Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide for indemnification of an Indemnitee for any liability or loss suffered by such Indemnitee, unless all of the following conditions are met:

(i)    The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Corporation.

(ii)    The Indemnitee was acting on behalf of or performing services for the Corporation.

(iii)    Such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnitee is a Director (other than an Independent Director), the Advisor or an Affiliate of the Corporation or the Advisor or (B) gross negligence or willful misconduct, in the case that the Indemnitee is an Independent Director.

(iv)    Such indemnification or agreement to hold harmless is recoverable only out of Net Assets and not from the Stockholders.

(c)    Notwithstanding anything to the contrary contained in paragraph (a) above, the Corporation shall not provide indemnification to an Indemnitee or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or (iii) a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities were offered or sold as to indemnification for violations of securities laws.

Section 13.4    Payment of Expenses. The Corporation may pay or reimburse reasonable legal expenses and other costs incurred by an Indemnitee in advance of final disposition of a proceeding only if all of the following are satisfied: (a) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation, (b) the Indemnitee provides the Corporation with written affirmation of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification by the Corporation as authorized by Section 13.3 hereof, (c) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Corporation acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (d) the Indemnitee provides the Corporation with a written agreement to repay the amount paid or reimbursed by the Corporation, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

Section 13.5    Express Exculpatory Clauses in Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Corporation shall be liable under any written instrument creating an obligation of the Corporation by reason of their being Stockholders, Directors, officers, employees or agents of the Corporation, and all Persons shall look solely to the Corporation’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Corporation be liable to anyone as a result of such omission.

ARTICLE XIV

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on Stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without Stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter, including without limitation, (a) any amendment which would adversely affect the rights, preferences and privileges of the Stockholders and (b) any amendment to Sections 8.2 and 8.5 of Article VIII, Article X, Article XI, Article XIII and Article XV hereof and this Article XIV (or any other amendment of the Charter that would have the effect of amending such sections).

ARTICLE XV

ROLL-UP TRANSACTIONS

In connection with any proposed Roll-Up Transaction, an appraisal of all of the Corporation’s assets shall be obtained from a competent Independent Appraiser. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Commission and the states as an exhibit to the registration statement for the offering. Accordingly, the Corporation shall be subject to liability for violation of Section 11 of the Securities Act and comparable provisions under state laws for material misrepresentations or material omissions in the appraisal. The Corporation’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a twelve-month period. The terms of the engagement of the Independent Appraiser shall clearly state that the engagement is for the benefit of the Corporation and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holders of Common Shares who vote against the proposed Roll-Up Transaction the choice of:

(a)    accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)    one of the following:

(i)    remaining as Stockholders and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)    receiving cash in an amount equal to the Stockholder’s pro rata share of the appraised value of the Net Assets.

The Corporation is prohibited from participating in any proposed Roll-Up Transaction:

(a)    that would result in the holders of Common Shares having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 6.1 (limited to the provision that the Shares shall be fully paid and nonassessable when issued), 6.3, 12.1, 12.2, 12.3, 12.4, 12.5, 12.6 and 13.1 hereof;

(b)    that includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that investor;

(c)    in which investor’s rights to access of records of the Roll-Up Entity will be less than those described in Sections 12.4 and 12.5 hereof; or

(d)    in which any of the costs of the Roll-Up Transaction would be borne by the Corporation if the Roll-Up Transaction is rejected by the holders of Common Shares.

THIRD: The amendment and restatement of the charter of the Corporation as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation in the State of Maryland is as set forth in Article IV of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation’s current resident agent are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Section 8.1 of the foregoing amendment and restatement of the charter.

SEVENTH: The total number of shares of stock which the Corporation had authority to issue immediately prior to the foregoing amendment and restatement of the charter was 1,100,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, 200,000,000 of which were classified as Class S Common Stock, 200,000,000 of which were classified as Class D Common Stock, 200,000,000 of which were classified as Class I Common Stock, 100,000,000 of which were classified as Class F-S Common Stock, 100,000,000 of which were classified as Class F-D Common Stock, 100,000,000 of which were classified as Class F-I Common Stock and 100,000,000 of which were classified as Class E Common Stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all shares of stock having par value was $11,000,000.

EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 1,100,000,000, consisting of 1,000,000,000 shares of common stock, $0.01 par value per share, 100,000,000 of which are classified as Class S Common Stock, 100,000,000 of which are classified as Class D Common Stock, 100,000,000 of which are classified as Class I Common Stock, 100,000,000 of which are classified as Class F-S Common Stock, 100,000,000 of which are classified as Class F-D Common Stock, 100,000,000 of which are classified as Class F-I Common Stock, 100,000,000 of which are classified as Class A-I Common Stock, 100,000,000 of which are classified as Class A-II Common Stock, 100,000,000 of which are classified as Class A-III Common Stock and 100,000,000 of which are classified as Class E Common Stock, and 100,000,000 shares of preferred stock, $0.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $11,000,000.

NINTH: The undersigned acknowledges these Second Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters and facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Second Articles of Amendment and Restatement to be signed in its name and on its behalf by its Co-Chief Executive Officer and attested to by its Chief Financial Officer, Treasurer and Secretary on this         day of             , 2022.

ATTEST:		APOLLO REALTY INCOME SOLUTIONS, INC.

Name:	John Calace	Name:	Randy Anderson
Title:	Chief Financial Officer, Treasurer and Secretary	Title:	Co-Chief Executive Officer